XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

Consolidated Audited Financial Statements
For the years ended June 30, 2007 and 2006
(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Xin Ao Construction Materials, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Xin Ao Construction Materials, Inc. and Subsidiary as of June 30, 2007 and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2007. Xin Ao Construction Materials, Inc. and Subsidiary’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xin Ao Construction Materials, Inc. and Subsidiary as of June 30, 2007 and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
December 07, 2007, except note 17
which the date is April 30, 2008

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007

A S S E T S

2007
CURRENT ASSETS:
Cash	$1,424,883
Marketable securities	69,209
Accounts receivable, net of allowance for doubtful accounts of $149,967	14,632,050
Inventories	416,420
Other receivables	1,227,622
Prepayment	512,874
Total current assets	18,283,058

PLANT AND EQUIPMENT, net	7,894,876

Total assets	$26,177,934

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$8,453,884
Short term loans	5,876,735
Other payables	142,330
Accrued liabilities	208,093
Taxes payable	661
Current portion of contribution payable	750,000
Total current liabilities	15,431,703

Contribution payable	4,250,000

COMMITMENTS AND CONTINGENCIES	-

SHAREHOLDERS' EQUITY:
Common Stock, $0.01 par value, 50,000 shares authorized,
10,000 shares issued and outstanding	100
Paid-in-capital	12,100,000
Contribution receivable	(13,470,100)
Retained earnings	6,309,675
Statutory reserves	896,634
Accumulated other comprehensive income	659,922
Total shareholders' equity	6,496,231
Total liabilities and shareholders' equity	$26,177,934

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006
REVENUE	$21,082,534	$17,278,777

COST OF SALES	16,393,134	13,408,549

GROSS PROFIT	4,689,400	3,870,228

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,273,415	1,319,741

INCOME FROM OPERATIONS	3,415,985	2,550,487

OTHER INCOME, NET
Other subsidy income	1,264,952	1,036,727
Non-operating income	46,168	11,579
Non-operating expense	(31,674)	(674)
Interest expense, net	(797,378)	(986,440)
TOTAL OTHER INCOME, NET	482,068	61,192

INCOME BEFORE PROVISION FOR INCOME TAXES	3,898,053	2,611,679

PROVISION FOR INCOME TAXES	-	-

NET INCOME	3,898,053	2,611,679

OTHER COMPREHENSIVE INCOME:
Unrealized gain from marketable securities	8,523	14,661
Foreign currency translation adjustment	461,570	175,168

COMPREHENSIVE INCOME	$4,368,146	$2,801,508

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated other
	Common stock				Retained earnings		comprehensive income
	Number of	Par	Additional Paid-in	Contribution		Statutory	Foreign currency	Unrealized gain from marketable
	shares	value	capital	receivable	Unrestricted	reserves	translation	securities	Totals
BALANCE, June 30, 2005	10,000	$100	$12,100,000	$(13,470,100)	$450,916	$245,661	$-	$-	$(673,423)

Adjustment to statutory reserve					(261,168)	261,168			-
Net income					2,611,679				2,611,679
Unrealized gain on marketable securities								14,661	14,661
Foreign currency translation gain							175,168		175,168

BALANCE, June 30, 2006	10,000	$100	$12,100,000	$(13,470,100)	$2,801,427	$506,829	$175,168	$14,661	$2,128,085

Adjustment to statutory reserve					(389,805)	389,805			-
Net income					3,898,053				3,898,053
Unrealized gain on marketable securities								8,523	8,523
Foreign currency translation gain							461,570		461,570

BALANCE, June 30, 2007	10,000	$100	$12,100,000	$(13,470,100)	$6,309,675	$896,634	$636,738	$23,184	$6,496,231

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,898,053	$2,611,679
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	1,091,740	1,051,940
Amortization of discount on capital lease	121,834	391,719
Loss on disposal of equipment	7,638	-
Bad debt expense	-	284,344
Changes in operating assets and liabilities
Accounts receivable	(11,539,141)	(6,436,217)
Inventories	(141,789)	(48,754)
Other receivables	345,625	2,386,091
Other receivables - shareholders	96,068	(93,015)
Prepayment	(498,652)	(893)
Accounts payable	10,056,683	5,841,753
Other payables	(474,761)	197,192
Accrued liabilities	(130,365)	87,982
Taxes payable	643	(77)
Net cash provided by operating activities	2,833,576	6,273,744

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase marketable securities	-	(43,407)
Purchase property, plant and equipment	(241,004)	(62,237)
Net cash used in investing activities	(241,004)	(105,644)

CASH FLOWS FINANCING ACTIVITIES:
Proceeds from short term loan	481,763	(5,976,620)
Restricted cash	-	62,010
Payments on capital lease	(2,090,368)	(2,689,779)
Net cash used in financing activities	(1,608,605)	(8,604,389)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	37,094	39,997

INCREASE (DECREASE) IN CASH	1,021,061	(2,396,292)

CASH, beginning of year	403,822	2,800,114

CASH, end of year	$1,424,883	$403,822

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 1 - Organization and description of business

Xin Ao Construction Materials, Inc. (“BVI-ACM”) was established on October 9, 2007, under the laws of British Virgin Islands. The majority shareholders of BVI-ACM are Chinese citizens who own 100% of Beijing Xin Ao Concrete Co., Ltd. (“Xin Ao”), a limited liability company formed under laws of the People’s Republic of China (“PRC”). BVI-ACM was established as a “special purpose vehicle” for foreign fund raising for Xin Ao. China State Administration of Foreign Exchange (“SAFE”) requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matter under the “Circular 106” in the PRC. On September 29, 2007, BVI-ACM was approved by local Chinese SAFE as a “special purpose vehicle” offshore company.

On November 23, 2007, BVI-ACM established a subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), in PRC as a wholly owned foreign limited liability company with registered capital of $5 million.

BVI-ACM, through its 100% owned China-ACMH and its variable interest entity (VIE) Xin Ao (see note 2), is engaged in producing general ready-mixed concrete, customized mechanical refining concrete, and some other concrete-related products which are mainly sold in PRC.

Xin Ao, licensed by Beijing Administration of Industry & Commerce, PRC, was established on June 28, 2002 with an initial capital contribution of approximately $3,630,000 (RMB30 million) and owned by Beijing Shang Di Xing Da Mixed Soil Ltd Co. (Shang Di) with 79% of ownership and Beijing Heng Xin Ao Tong Trading Ltd. (Heng Xin) with 21% of ownership.

On July 8, 2005, the Board of Directors of Xin Ao made a decision to increase its registered capital from approximately $3,630,000 (RMB30 million) to $12,100,000 (RMB100 million) through the use of Xin Ao’s undistributed profits. The percentage of the shareholders did not change and the registered capital contributed by Boya Fangyuan had increased from approximately $2.9 million (RMB23.7 million) to $9.6 million (RMB79 million) and by Jia Shi Long Teng had increased from approximately $762,300 (RMB6.3 million) to $2.5 million (RMB21 million). On the same day, Xin Ao had an ownership change with Boya Fangyuan transferring 50% of its 79% ownership, which was approximately $6.05 million (RMB50 million) of registered capital to Mr. Han Xianfu and Jia Shi Long Teng transferring 1% of its 21% interest to Mr. Han Xianfu. In December 2005, Jia Shi Long Teng transferred its remaining 20% ownership in Xin Ao to Boya Fangyuan. On August 27, 2007, Boya Fangyuan transferred its 9% to Mr. Han Xianfu and 40% to Mr. He Weili.

On November 28, 2007, China-ACMH entered a series of contractual arrangements (the “Contractual Arrangements”) with Xin Ao and its shareholders in which China-ACMH effectively takes over management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao’s yearly net profits after tax. Additionally, Xin Ao’s Shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH’s rights to control and operate Xin Ao, Xin Ao’s shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through An Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Xin Ao’s results, assets and liabilities in its financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Through China-ACMH, BVI-ACM operates and controls Xin Ao through the Contractual Arrangements. The reasons that BVI-ACM used the contractual arrangements to acquire control of Xin Ao, instead of using a complete acquisition of Xin Ao’s assets or equity to make Xin Ao a wholly-owned subsidiary of BVI-ACM, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange transactions, PRC law requires Xin Ao to be acquired for cash and BVI-ACM was not able to raise sufficient funds to pay the full appraised value for Xin Ao’s assets or shares as required under PRC law.

Note 2 - Summary of significant accounting policies

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of BVI-ACM and its wholly owned subsidiary, China-ACMH and its variable interest entity Xin Ao. All significant inter-company transactions and balances have been eliminated in consolidation. BVI-ACM, its subsidiary and Xin Ao, together are referred to as the Company.

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. In connection with the adoption of FIN 46R, the Company concludes that Xin Ao is a VIE and BVI-ACM is the primary beneficiary. Under FIN 46R transition rules, the financial statements of Xin Ao are then consolidated into the Company’s consolidated financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency Renminbi (“RMB”), as their functional currency. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period, and equity is translated at historical exchange rates.

Asset and liability accounts at June 30, 2007 were translated at 7.60 RMB to $1.00 USD. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the years ended June 30, 2007 and 2006 were 7.81 RMB and 8.06 RMB to $1.00 USD. In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operation. No material transaction gain or loss for the years ended June 30, 2007 and 2006.

Revenue recognition

The Company recognizes revenue in accordance with SAB No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), which specifies that revenue is realized or realizable and earned when four criteria are met:

•	Persuasive evidence of an arrangement exists (the Company considers its sales contracts to be pervasive evidence of an arrangement);

•	Delivery has occurred or services have been rendered;

•	The seller’s price to the buyer is fixed or determinable; and

•	Collectibility of payment is reasonably assured.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

The Company sells its products mainly to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery and quantity terms, which are evidenced separately in purchase orders. The Company does not sell products to customers on a consignment basis. There is no right of return after the product has been injected into the location specified by the contract and accepted by the customer. Titles are transferred after the products are shipped and accepted by customer.

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 6% of the gross sales price.

Due to the fact that the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT Tax Exemption from August 2005 thru August 2009. The VAT tax collected from customer is kept by the Company and recorded as Other Subsidy Income due to the above mentioned exemption.

The purchase price of our products is fixed and customers are not allowed to renegotiate pricing after contracts have been signed. The agreement with the customers includes a cancellation clause if the Company breaches the contract terms specified in the agreement.

Shipping and handling

Shipping and handling costs related to costs of the raw material purchased is included in cost of revenues.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company estimates the allowance for doubtful accounts. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ materially from these estimates.

Financial instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, prepayments, accounts payable, accrued liabilities, other payables, taxes payable, and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Concentration of risk

•
Cash - Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. Total cash in these banks at June 30, 2007 amounted to $844,400, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

•
Major customers and suppliers - For the year ended June 30, 2007, three customers accounted for approximately 40%, of the Company's sales, these customers accounted for approximately 31% of the Company’s accounts receivable as of June 30, 2007. For the year ended June 30, 2006, one customer accounted for approximately 10%, of the Company's sales. For the years ended June 30, 2007 and 2006, four suppliers accounted for approximately 90% and 33%, respectively, of the Company's purchases. These four suppliers represent 21% of the Company's total accounts payable as of June 30, 2007.

•
Political and economic risk - The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Inventories

Inventories, consisting of raw materials related to the Company’s products, are stated at the lower of cost or market, using a weighted average cost method. The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of June 30, 2007, the Company determined that no reserves were necessary.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Prepayments

The Company advances monies to certain vendors for purchasing its materials. The advances to suppliers or prepayments are interest free and unsecured.

Plant and equipment

Plant and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value.

Estimated useful lives of the assets are as follows:

Useful Life
Transportation equipment	10 years
Plant machinery	10 years
Office equipment	5 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

Long-lived assets of the Company are reviewed periodically, or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2007, the Company expects these assets to be fully recoverable.

Accounts receivable, trade and allowance for doubtful accounts

The Company’s business operations are conducted in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers by selling on various credit terms. Management reviews its accounts receivable on at each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. The Company’s existing reserve is consistent with its historical experience and considered adequate by the management.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Income taxes

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Company’s financial position or results of operations.

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC). The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of June 30, 2007.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being assumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Deferred taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred taxes are charged or credited to the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Chinese Income Tax

The Company and its subsidiary are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

Beijing Xin Ao has been using recycled raw materials in its production since its inception which entitles the Company to an income tax exemption from January 1, 2003 through December 31, 2007 as granted by the State Administration of Taxation, PRC.

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended June 30, 2007 and 2006:

	2007	2006
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	33.0	33.0
China income tax exemption	(33.0)	(33.0)
Effective income tax rates	-%	-%

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product. Due to the fact that the Company uses recycled raw material to manufacture its products, the State Administration of Taxation has granted the Company VAT Tax Exemption from August 2005 thru August 2009. The VAT tax collected from customer is kept by the Company and recorded as Other Subsidy Income in other income, net in the accompanying financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives. Research and development expense amounted to $165,404 and $213,430 for the years ended June 30, 2007 and 2006, respectively.

Recently issued accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Management believes the adoption of this standard will have an immaterial impact on the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

Company reporting year end

For US financial statement reporting purposes beginning from 2006, the Company has adopted June 30 as its fiscal year end.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 3 - Supplemental disclosure of cash flow information

Interest expense paid amounted to $811,661 and $986,440 for the years ended June 30, 2007 and 2006, respectively.

Income tax payments paid amounted to $0 and $0 for the years ended June 30, 2007 and 2006, respectively.

Non-cash transactions in 2007

The Company assigned accounts receivables totaling $13,776,694 and other receivables totaling $1,337,371 to suppliers as an offset to accounts payable.

Non-cash transactions in 2006

The Company increased its registered capital $8,470,000 through contribution receivable account since the Company did not have enough retained earnings to be contributed into registered capital. See Note 1.

The Company assigned accounts receivables totaling $3,129,042 and other receivables totaling $112,144 to suppliers as an offset to accounts payable.

Note 4 - Marketable securities

All securities are available for sale and therefore are carried at fair value with unrealized gains and losses reported as accumulated other comprehensive income in shareholders’ equity. Realized gains and losses are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on the sale of securities are determined using the specific-identification method.

There were no realized gains or losses from the sale of marketable securities for the years ended June 30, 2007 and 2006. The Company determines cost on the specific identification method. Unrealized gains totaling $8,523 and $14,661 were recorded as other comprehensive income for the years ended June 30, 2007 and 2006, respectively.

Note 5 - Accounts receivable, trade and allowance for doubtful accounts

Accounts receivable, trade net of allowance for doubtful accounts outstanding as of June 30, 2007 amounted to $14,632,050. Management reviews its accounts receivable each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. Accounts receivable and allowance for doubtful accounts consist of the follow:

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

June 30, 2007
Accounts receivable	$14,782,017
Less: allowance for doubtful accounts	149,967
Total	$14,632,050

Note 6 - Inventories

Inventories consisted only of raw materials used in production. As of June 30, 2007, inventories amounted to $416,420.

Note 7 - Plant and equipments

Plant and equipments consist of the following:

June 30, 2007
Transportation equipment	$4,293,503
Transportation equipment acquired through capital lease ( Note 12)	5,795,553
Plant machinery	1,661,569
Office equipment	37,861
Construction in progress	198,565
Total	11,987,051
Less: accumulated depreciation	(2,197,384)
Less: accumulated depreciation of transportation equipment acquired through capital lease (Note 12)	(1,894,791)
Plant and equipments, net	$7,894,876

The Company leased 37 concrete mixing trucks under non-cancelable capital lease agreements as further discussed in Note 12. As of June 30, 2007, all capital leases were fully paid off. The amount of transportation equipment capitalized under such agreements and related accumulated depreciation are included in the table above.

Construction in progress represents labor costs, material, capitalized interest incurred in connection with the construction of a new mixer station inside the current plant facility in Beijing. The management expects that the construction of the new plant will be completed by the end of 2007. No depreciation is provided for construction in progress until such time until the constructions are completed and are placed into service. Those assets will be subject to the depreciation based upon the nature of the fixed assets.

The depreciation expense for the year ended June 30, 2007 and 2006 amounted to $1,091,740 and $1,051,940, respectively.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

As of June 30, 2007, a total of $14,663 interest has been capitalized into construction in progress.

Note 8 - Short term loans

The short term loans represent amounts due to various banks, finance companies, unrelated companies with good business relationships with the Company, and employees, which are due on demand or normally within one year. These loans can be renewable. The Company had a total of $5,876,735 outstanding on these loans as of June 30, 2007. The loans consisted of the following:

June 30,
2007
Loan from Huaxia Bank, with effective annual interest rate of 6.7275%, due July 11, 2007, guaranteed by an unrelated company.	$2,630,000
Loan from Beijing Rural Commercial Bank, with effective annual interest rate of 7.956%, due August 20, 2007, guaranteed by a financing company in exchange for a fee of 2.5% of the face amount of the loan.	3,024,500
Loan from various employees, with effective annual interest rate of 20%, due various dates between 2007 and 2008, unsecured.	222,235
Total short term loans	$5,876,735

Total interest expense on short term loans for the years ended June 30, 2007 and 2006 amounted to $682,688 and $584,944, respectively.

Note 9 - Taxes payable

Corporate income taxes

The Company is organized in the People’s Republic of China (PRC). The Company and its subsidiaries are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.
For the years ended June 30, 2007 and 2006, the provision for income taxes amounted to $0 and $0, respectively. The estimated tax savings due to this tax exemption for the year ending June 30, 2007 and 2006 amounted to $1,286,358 and $861,854, respectively.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

Due to the Company’s VAT tax exempt status, the Company does not need pay any VAT tax and the VAT collected from customers is recorded as other subsidy income.

Recent changes in PRC’s corporate income taxes

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).
The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays a reduced rate of 15%;

b.
Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point “a” above when the grace period expires.

The Company is granted income tax exemption from January 1, 2003 to December 31, 2007. Since the detailed guidelines of the new tax law were not publicized yet, the Company can not determine what the new tax rate (15% or 25%) will be applicable to the Company and its subsidiaries after the end of their respective tax holiday terms.

Taxes payable consisted of the following:

June 30, 2007
VAT payable	$-
Income tax payable	-
Other misc. taxes or levies	661
Total taxes payable	$661

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Total income tax and VAT tax paid for the years ended June 30, 2007 and 2006 amounted to $0 and $0, respectively.

Note 10 - Reserves and dividends

The laws and regulations of the People’s Republic of China require that before foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the years ended June 30, 2007 and 2006, the Company transferred $389,805 and $261,168 to this reserve in accordance with PRC accounting rules and regulations.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by a foreign invested enterprise. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Note 11 - Operating leases

The Company leases manufacturing plant, office space, and employee dorms from unrelated parties. Total lease expense for the years ended June 30, 2007 and 2006 was $147,646 and $138,998, respectively. Total future minimum lease payments as of June 30, 2007 are as follows:

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Year ended June 30,	Amount
2008	$191,142
Thereafter	-

Note 12 - Capital leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as capital leases. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company.

The Company leased 37 concrete mixing trucks on March 15, 2004 for three years with the lease ending in March 2007 at an interest rate of 8.6% per year. As of June 30, 2007, the lease was fully paid off and the lessor is in the process of transferring title to the Company. The fair value of the trucks capitalized was $5,795,553 including capitalized interest of $1,033,293.

Note 13 - Employee pension

The Company offers a discretionary pension fund, a defined contribution plan, to qualified employees. The pension includes two parts: the first to be paid by the Company is 20% of the employee’s actual salary in the prior year. The other part, paid by the employee, is 8% of the actual salary. The Company made $4,537 in contributions of employment benefits, including pension in the twelve months ended June 30, 2007. The Company made $0 in contributions of employment benefits, including pension in the twelve months ended June 30, 2006.

Note 14 - Contribution receivable

On July 8, 2005, Xin Ao’s board of directors passed a resolution to increase the registered capital from $3.63 million (RMB30 million) to $12.1 million (RMB100 million). The increase in registered capital of $8.47 million (RMB70 million) was to be funded by the undistributed profits as of June 30, 2005. Since Xin Ao did not have sufficient undistributed profits from June 30, 2005, the amount of increase was recorded as a contribution receivable.

Xin Ao Construction Materials, Inc. (“BVI-ACM”) was established on October 9, 2007, under the laws of British Virgin Islands. At inception, BVI-ACM issued 10,000 shares of common stock to its founding shareholders. The shares were issued at par value or $0.01 per share. The balance of $100 is shown in Contribution Receivable on the accompanying consolidated financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

On November 23, 2007, BVI-ACM established a 100% subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), in PRC as a wholly owned foreign limited liability company with registered capital of $5 million. According to the laws of PRC, BVI-ACM is required to pay 15% of $5 million by February 22, 2008 and the remaining balance by November 22, 2009.

As of June 30, 2007, a contribution receivable in the amount of $13,470,100 remains unpaid.

Contribution receivable consisted of the following:

June 30, 2007
Beijing Xin Ao Concrete Company	$8,470,000
Construction Material Technology Co., Ltd	5,000,000
Xin Ao Construction Materials, Inc	100
Total contribution receivable	$13,470,100

Note 15 - Contribution Payable

As described in note 14 above, BVI-ACM did not make payments of $5 million to China-ACMH as of June 30, 2007 and recorded a contribution payable on the accompanying consolidated financial statements.

Note 16 - Legal proceedings

From time to time, the Company becomes involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

Following is the summary of the current litigation as of June 30, 2007:

Beijing Xin’Ao Concrete Co., Ltd vs. Beijing Boda Guosheng Investment Co., Ltd. (Beijing District Court, PRC)

In August 2006, Beijing Xin’Ao (the “Company”) filed a lawsuit against Beijing Boda Guosheng Investment Co., Ltd (“ Boda”) seeking specific performance of Boda’s alleged obligation under the sales contract with the Company to pay RMB 1,983,267 for the cement supplied by the Company between March 2005 and June 2005 and compensatory damage of RMB 171,087 to cover the interest incurred on the unpaid purchase. The Court has ruled against Boda and had ordered Boda to pay the damages requested by the Company but Boda is still in the process of appealing against the court rulings. The Company does not believe that the ultimate outcome of this case will have a material adverse effect on the Company. In November 2007, the Appeals Court has upheld the original verdict and ordered Boda to pay all the damages to the Company.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Yunwei Zhang vs. Beijing Xin’Ao Concrete Co., Ltd. (Beijing District Court, PRC)

In May 2006, an action against the Company and Beijing Shandi Xinda Company by Yunwei Zhang in Beijing District Court seeking payment of RMB 814,200 for the damage caused by Qingbao Zhang, a contracted driver of the Company and an employee of Zhangbei County Labor Service Co., Ltd. The vehicle involved in the accident is owned by Beijing Shandi Xingda Company that leased the vehicle to the Company that subsequently leased the vehicle to Zhangbei County Labor Service Company. There has been no discovery to date and no trial has been scheduled. The Company intends to vigorously defend against Mr. Zhang’s claim. The Company does not believe that the ultimate outcome of this matter will have a material adverse effect on the Company.

Note 17 - Subsequent Events

Short-term loan repayment

The Company repaid the bank loan in the amount of approximately $2.6 million (RMB20 million) to Huaxia Bank on July 11, 2007 according to the terms and conditions established by the loan agreement.

Reorganization and recapitalization (also see Note 1)

On August 27, 2007, Boya Fangyuan transferred its 9% to Mr. Han Xianfu and 40% to Mr. He Weili.

On October 9, 2007, BVI-ACM was established under the laws of British Virgin Islands as a “special purpose vehicle” for the foreign fund rising for Xin Ao. On September 29, 2007, China State Administration of Foreign Exchange (“SAFE”) approved BVI-ACM’s status as a “special purpose vehicle” offshore company.

On November 23, 2007, BVI-ACM established a 100% subsidiary, China-ACMH Construction Material Technology Co., Ltd. (“China-ACMH”), in PRC as a wholly owned foreign limited liability company with registered capital of $5 million.

On November 28, 2007, China-ACMH entered a series of contractual arrangements (the “Contractual Arrangements”) with Xin Ao and its shareholders in which China-ACMH effectively takes over management of business activities of Xin Ao, has right to appoint all executives and senior management and the members of the board of directors of Xin Ao, has the right to advise, consult, manage and operate each of Xin Ao at an annual fee in the amount of Xin Ao’s yearly net profits after tax, and was granted the exclusive right and option to acquire all of their equity interests in Xin Ao. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Xin Ao’s results, assets and liabilities in its financial statements.

See report of independent registered public accounting firm.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

On April 29, 2008, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among TJS Wood Flooring, Inc., (a Delaware Corporation) (“TJS”), BVI-ACM, and each of the shareholders of BVI-ACM. The close of the transaction took place on April 29, 2008. On the Closing date, pursuant to the terms of the Exchange Agreement, TJS acquired all of the outstanding shares of BVI-ACM from the BVI-ACM shareholders; and the BVI-ACM shareholders transferred and contributed all of their interest to TJS. In exchange, TJS issued to the BVI-ACM shareholders, 11,500,000 shares of common stock.

See report of independent registered public accounting firm.